UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

August 31, 2016 (May 6, 2016)
Date of Report (Date of earliest event reported)

FMC Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5875 N. Sam Houston Parkway W., Houston, Texas	77086
(Address of principal executive offices)	(Zip Code)
(281) 591-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported on that certain Current Report on Form 8-K (the “Form 8-K”) filed by FMC Technologies, Inc. (the “Company”) on May 9, 2016, the Board of Directors of the Company appointed Douglas J. Pferdehirt to be President and Chief Executive Officer, effective September 1, 2016. The Company is filing this amendment to the Form 8-K to report that on August 31, 2016, the Board of Directors, upon the recommendation of the Compensation Committee, approved the following changes to Mr. Pferdehirt’s compensation, effective September 1, 2016, in connection with his promotion:

•	An increase in his annual base salary from $749,858 to $1,000,000;

•
A promotional equity grant in the form of time-based restricted stock units valued at $1,500,000, which will vest on September 1, 2019, and will not accelerate and vest upon closing of the proposed merger of the Company and Technip S.A.; and

•	An increase in his annual cash incentive bonus target from 110 percent to 120 percent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FMC TECHNOLOGIES, INC.

By: /s/ Dianne B. Ralston
Dated: September 2, 2016	Name: Dianne B. Ralston
Title: Senior Vice President, General Counsel and Secretary